As filed with the Securities and Exchange Commission on June 28, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM S-8
 Registration Statement
Under the Securities Act of 1933

ACCEPTANCE INSURANCE COMPANIES INC.
 (Exact name of registrant as specified in its charter)

                            Delaware                                                                         31-0742926
                (State or other jurisdiction of                                                     (I.R.S. Employer
                incorporation or organization)                                                     Identification No.)

                            535 West Broadway
                            Council Bluffs, Iowa                                                             51503
                (Address of principal executive offices)                                           (Zip code)

ACCEPTANCE INSURANCE COMPANIES INC.
401(K) TAX DEFERRED SAVINGS PLAN
(f/k/a ACCEPTANCE INSURANCE COMPANIES INC. EMPLOYEE STOCK OWNERSHIP AND TAX DEFERRED SAVINGS PLAN)
(Full title of the plan)

                            J. Michael Gottschalk
        Chief Legal Officer, General Counsel and Secretary
                Acceptance Insurance Companies Inc.
                               535 West Broadway
                          Council Bluffs, Iowa 51503                                             (712) 328-3918
                (Name and address of agent for service)                         (Telephone number, including area
                                                                                                            code, of agent for service)

Copies to:
Mark A. Ellis, Esq.
Kutak Rock LLP
1650 Farnam Street
Omaha, Nebraska 68102
(402) 346-6000

Calculation of Registration Fee

Title of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.40 per share	250,000 shares	$4.11	$1,027,500	$184

(1)            In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. This Registration Statement shall also cover any additional shares of
             Registrant’s common stock which become issuable under the 401(K) Tax Deferred Savings Plan, as amended from time to time, with respect to the securities registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the
             Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)            Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the registration fee. The price per share is estimated to be $4.11 based on the average of the high ($4.22) and low ($4.00)
             sale prices for the Common Stock reported in the consolidated reporting system of the New York
             Stock Exchange on June 25, 2002.

 PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents, previously filed with the Securities and Exchange Commission by Acceptance Insurance Companies Inc. (the “Registrant”) pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

      (a)     The Registrant's Registration Statement on Form S-8 (Registration No. 033-51441) filed December
                14, 1993;

      (b)     The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001;

      (c)     The Annual Report on Form 11-K of the Acceptance Insurance Companies Inc. 401(K) Tax
                Deferred Savings Plan for the year ended December 31, 2001;

      (e)     All reports filed under Section 13(a) or 15(d) of the Exchange Act by the Registrant since
                December 31, 2001; and

      (f)    All documents filed by the Registrant with the Securities and Exchange Commission pursuant to
             Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date this Registration
             Statement is filed and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this
             Registration Statement and to be a part hereof from the date of filing of such document.
             Notwithstanding the foregoing, each report of the audit committee of the Registrant contained in proxy statements filed with the Securities and Exchange Commission pursuant to Section 14 of the Exchange Act prior or subsequent to the date of this Registration Statement shall not be deemed incorporated by reference into this Registration Statement.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

        The following is a complete list of exhibits filed as part of this Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit                                                                     Description
Number

3.1                        Restated Bylaws of the Registrant (incorporated by reference to the Registrant’s Annual
                             Report on Form 10-K for the fiscal year ended December 31, 1993.)

3.2                        Amendment to Restated Bylaws of the Registrant (incorporated by reference to the
                             Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)

4.1                        The Registrant's 401(K) Tax Deferred Savings Plan, as amended and restated (f/k/a the
                             Acceptance Insurance Companies Inc. Employee Stock Ownership and Tax Deferred
                             Savings Plan and f/k/a the Stoneridge Resources, Inc. Employee Stock Ownership and
                             Tax Deferred Savings Plan.) (incorporated by reference to the Registrant's Annual
                             Report on Form 10-K for the fiscal year ended December 31, 2001.)

4.2                        Amendment to the Registrant's 401(k) Tax Deferred Savings Plan, as amended and restated
                             (f/k/a the Acceptance Insurance Companies Inc. Employee Stock Ownership and Tax
                             Deferred Savings Plan and f/k/a the Stoneridge Resources, Inc. Employee Stock
                             Ownership and Tax Deferred Savings Plan.) (incorporated by reference to the Registrant's
                             Form 8-K filed on May 31, 2002.)

23.1                     Consent of Deloitte & Touche LLP

23.2                     Consent of Tighe Massman & Nelson, P.C. Certified Public Accountants

        The undersigned registrant undertakes that it has submitted to the Internal Revenue Service (the “IRS”) the Acceptance Insurance Companies Inc. 401(K) Tax Deferred Savings Plan, as amended and restated, and will make all changes required by the IRS in order for such plan to remain qualified.

SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Council Bluffs, State of Iowa, on June 27, 2002.

                                                                                    ACCEPTANCE INSURANCE COMPANIES
                                                                                    INC.

                                                                                    By   /s/ John E. Martin
                                                                                            John E. Martin,
                                                                                            President and Chief Executive Officer
                                                                                            (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of June 27, 2002.

 /s/ John E. Martin                                                              /s/Myron L. Edleman
John E. Martin                                                                   Myron L. Edleman, Director
Director, President and Chief Executive
Officer (Principal Executive Officer)                                   /s/Edward W. Elliott, Jr.
                                                                                            Edward W. Elliott, Jr., Director

 /s/ Dwayne D. Hallman                                                      /s/Michael R. McCarthy
Dwayne D. Hallman                                                            Michael R. McCarthy, Director
Treasurer and Chief Financial Officer
(Principal Financial Officer)                                                 /s/ R. L. Richards
                                                                                            R. L. Richards, Director

                                                                                          /s/ Doug T. Valassis
                                                                                            Doug T. Valassis, Director

                                                                                          /s/ Richard L. Weill
                                                                                            Richard L. Weill, Director

        The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Council Bluffs, State of Iowa, on June 27, 2002.

                                                                                ACCEPTANCE INSURANCE COMPANIES
                                                                                INC. 401(K) TAX DEFERRED SAVINGS
                                                                                PLAN

                                                                                By ADMINISTRATIVE COMMITTEE

                                                                                By    /s/ John E. Martin
                                                                                Name   John E. Martin

                                                                                By    /s/ William R. Baxter
                                                                                Name    William R. Baxter

                                                                                By    /s/ John E. Schembari
                                                                                Name    John E. Schembari

                                                                                By    /s/ Dawn M. Wetherell
                                                                                Name    Dawn M. Wetherell

 EXHIBIT INDEX

Exhibit                                                                             Description
Number

 3.1                     Restated Bylaws of the Registrant (incorporated by reference to the Registrant’s Annual
                           Report on Form 10-K for the fiscal year ended December 31, 1993.)

 3.2                     Amendment to Restated Bylaws of the Registrant (incorporated by reference to the
                           Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)

4.1                      The Registrant's 401(K) Tax Deferred Savings Plan, as amended and restated (f/k/a the
                           Acceptance Insurance Companies Inc. Employee Stock Ownership and Tax Deferred
                           Savings Plan and f/k/a the Stoneridge Resources, Inc. Employee Stock Ownership and Tax
                           Deferred Savings Plan.) (incorporated by reference to the Registrant's Annual Report on
                           Form 10-K for the fiscal year ended December 31, 2001.)

4.2                        Amendment to the Registrant's 401(k) Tax Deferred Savings Plan, as amended and restated
                             (f/k/a the Acceptance Insurance Companies Inc. Employee Stock Ownership and Tax
                             Deferred Savings Plan and f/k/a the Stoneridge Resources, Inc. Employee Stock
                             Ownership and Tax Deferred Savings Plan.) (incorporated by reference to the Registrant's
                             Form 8-K filed on May 31, 2002.)

23.1                    Consent of Deloitte & Touche LLP

23.2                    Consent of Tighe Massman & Nelson, P.C. Certified Public Accountants

 EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders
Acceptance Insurance Companies Inc. and Subsidiaries

        We consent to the incorporation by reference in this Registration Statement of Acceptance Insurance Companies Inc. on Form S-8 of our reports dated March 20, 2002, appearing in the Annual Report on Form 10-K of Acceptance Insurance Companies Inc. for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 27, 2002

 EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this registration statement on Form S-8 of Acceptance Insurance Companies Inc. relating to the Acceptance Insurance Companies Inc. 401(K) Tax Deferred Savings Plan of our report dated June 20, 2002, appearing in this Annual Report on Form 11-K of the Acceptance Insurance Companies Inc. 401(K) Tax Deferred Savings Plan for the year ended December 31, 2001.

/s/ Tighe, Massman & Nelson, P.C.
Certified Public Accountants

Omaha, Nebraska
June 25, 2002